FOR IMMEDIATE RELEASE
Idenix Pharmaceuticals’ Contacts:
Media: Teri Dahlman (617) 995-9905
Investors: Amy Sullivan (617) 995-9838
IDENIX PHARMACEUTICALS, INC. ANNOUNCES APPOINTMENT OF DOUGLAS
MAYERS, M.D. AS EXECUTIVE VICE PRESIDENT AND CHIEF MEDICAL OFFICER
Cambridge, MA, January 8, 2007 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX) today announced the appointment of Douglas Mayers, M.D. to the position of executive vice president and chief medical officer. Reporting to Jean-Pierre Sommadossi, Ph.D., chairman and chief executive officer of Idenix, Dr. Mayers will be responsible for the company’s clinical development activities. Dr. Mayers will replace Nathaniel Brown, M.D., who is resigning as an executive officer, but remaining affiliated with Idenix as a Senior Medical Advisor. The transition of the role of chief medical officer will occur at the end of January.
“Dr. Mayers’ nearly 20 years of medical and clinical development experience in infectious diseases will be important as we seek to advance our hepatitis C and HIV clinical programs and to expand our pipeline with additional clinical drug candidates,” said Dr. Sommadossi. “We are delighted to have Dr. Mayers join the senior management team of Idenix.”
Dr. Sommadossi added, “I want to thank Dr. Brown for his valuable contributions to Idenix. Under his leadership, we successfully developed telbivudine for the treatment of hepatitis B from phase I through FDA approval in just six years and significantly advanced our hepatitis C clinical program. We look forward to continuing our working relationship with Dr. Brown.”
Prior to joining Idenix, Dr. Mayers was International Head/Vice President, Therapeutic Area of Virology with Boehringer Ingelheim for five years and was responsible for the strategic coordination of all HIV and hepatitis clinical trials in phases I through IV. Prior to joining industry, Dr. Mayers conducted clinical trials in HIV research during his seventeen years in the Navy and his subsequent three years as the Head of Infectious Diseases with Henry Ford Hospital. Board certified in internal medicine and infectious diseases, Dr. Mayers completed his M.D. at the University of Pennsylvania. Dr. Mayers remains in the Navy Reserves and currently holds the rank of Captain.
About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of human viral and other infectious diseases. Idenix’s current focus is on the treatment of infections caused by hepatitis B virus, hepatitis C virus and HIV. For further information about Idenix, please refer to http://www.idenix.com.
- more -

Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as “advance,” “expand” or similar expressions and implied statements with respect to Idenix clinical development programs in HIV, hepatitis B or C, or any potential pipeline candidates, Dr. Mayers’ anticipated contributions to Idenix and Dr. Brown’s continuing working relationship. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no guarantees that Idenix will successfully advance any clinic product candidate or other component of our potential pipeline. In particular, management’s expectations could be affected by the unexpected regulatory actions or delays; uncertainties relating to results of clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the company’s dependence on its collaboration with Novartis Pharma AG; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its other product candidates and its discoveries. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” in the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006 and filed with the Securities and Exchange Commission and other filings that the company makes with the Securities and Exchange Commission.
All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.
###